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                                                                    Exhibit 3.44

UCC5 Security Agreement-General-Stock Form-State Publishing Co., Helena, Montana

                               SECURITY AGREEMENT

  Centennial Foods                  of  P.O. Box 430                      in the
------------------------------------  ------------------------------------
         (Debtor)                                  (Street Address)

City of     Idaho Falls, Idaho  83402       , County of                      and
        ------------------------------------           ----------------------
State of Montana (hereinafter called "Debtor"), hereby grants to the State of Montana, Department of Commerce whose address is 1426 9th Avenue in Helena
,Montana (hereinafter called "Secured Party"), a security interest in the following described goods complete with accessories, attachments, accessions and equipment now or hereafter attached or appertaining thereto or used in connection therewith (hereinafter called "Collateral"), to-wit:

Description of collateral: See description of security attached hereto as Exhibit "A" and by this reference made a part hereof.

and all similar property whenever acquired or used with or added to the foregoing property, to secure payment of the Debtor's note or notes of even date herewith in the aggregate principal of face amount of $ 780,000.00,and any and all extensions or renewals thereof in whole or in part, and also any other indebtedness or liabilities now existing or hereafter arising, due or to become due, absolute or contingent, and whether several, joint, or joint and several, of the Debtor to the Secured party.

         The Debtor warrants and agrees:

         1. Except for the security interest granted hereby, the Debtor is the owner of the of the collateral free from any liens, security, interest, encumbrances or other right, title or interest of any other person, firm or corporation.

         2. The collateral is used or brought for use, and will be used, primarily for (check one):

             Personal, family or household purposes, and the Debtor's residence is that shown at the beginning of this agreement unless a different residence is

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shown in the following space:

             Farming operations, and the Debtor's residence is that shown at the beginning of this agreement unless a different residence is shown in the following space:
          X
         --- Business use, and the Debtor's chief place of business is that shown at the beginning of this agreement unless a different address is shown in the following space: 109 South Washington Street, Dillon, Montana 59725
                    ------------------------------------------------------------

         3. Unless a "No" is inserted in the space at the end of this paragraph, the Debtor is acquiring ownership of the collateral from the proceeds of the loan evidenced hereby and by the Debtor's note above referenced to, and Secured Party has been and is authorized to disburse the proceeds of the loan directly to, or the Debtor will remit such proceeds directly to, the seller of the collateral

         4. The collateral will be kept at the address shown at the beginning of this agreement unless a different address is shown in the following space:

         5. If the collateral is or is to be attached to, installed in or located on real estate in such manner as to become fixtures the description of the real estate is as follows:

                  See property description attached hereto as Exhibit "B" and by this reference made a part hereof.

and the Debtor will upon demand by Secured Party furnish a disclaimer or disclaimers, signed by all of the persons having an interest in said real estate, of any right, title, interest or lien upon the collateral prior to the security interest of Secured Party pursuant hereto.

         6. The Debtor will not sell or offer or attempt to sell the collateral or any substitutions or accessions, or any interest therein, and will not create or permit to exist any other security interest in or other encumbrance upon the collateral. There is no financing statement now on file in any public office covering any property of any kind now or hereafter owned by the Debtor, or in which Debtor is named as or signs as the debtor, except the financing statement filed or to be filed in respect of and for the security interest provided for

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herein and the following:

                  Subject only to financing statements by Seattle First National Bank and to the Montana Department of Natural Resources according to that certain Loan Agreement dated October 9, 1990, and supplements thereto.

         7. Any one of the following shall constitute an event of default for the purposes hereof: (a) If the Debtor uses the collateral in violation of any statute or ordinance: or (b) if the Debtor fails to pay promptly when due all taxes and assessments upon the collateral and for its use or operation, or fails to keep the collateral in good repair, or fails to keep the collateral insured (with an insurance company or companies acceptable to Secured Party and with loss payable to Secured Party as its interest may appear) at all times against fire (with extended coverage), theft, physical damage and such other risks, and in such amounts for all risks, as Secured Party shall require, all of which matters and things referred to in this clause (b) the Debtor hereby warrants and agrees to do and perform; or (c) if default is made in the due and punctual payment in full of any indebtedness secured hereby when and as any part of such indebtedness shall became due and payable; or (d) if default is made by the Debtor in the performance or observance of any covenant or agreement provided herein to be performed or observed by the Debtor, or (e) if any warranty, representation or statement made or furnished by Secured Party by or on behalf of the Debtor in connection with this agreement proves to have been false in any material respect when made or furnished or (f) if the collateral suffers substantial damage or destruction; or (g) if the collateral is levied or seized under any levy or attachment or under any other legal process; or (h) the death, incompetence, dissolution or termination of existence of the Debtor; or (i) the commencement of any bankruptcy or insolvency proceedings by or against the Debtor or any guarantor or surety for the Debtor.

         8. Debtor agrees that upon the occurrence of any of the events of default set forth in paragraph 7 hereof, the full amount remaining unpaid on the indebtedness secured hereby shall at the option of Secured Party, by notice in writing sent by mail addressed to the Debtor at the address shown at the beginning of this agreement (except that no notice of any kind need be given if the event of default is any one set forth in item (g) or item (h) or item (i) of paragraph 7 hereof), be and become due and payable forthwith, and Secured Party shall then have the rights, options, duties and remedies of a Secured Party under, and the Debtor shall have the rights and duties of a debtor under, the

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Uniform  Commercial  Code of Montana  (regardless  of whether such Code or a law similar thereto has been enacted in the jurisdiction where the rights or remedies are asserted), including without limitation the right in Secured Party to take possession of the collateral and be done lawfully and Debtor further agrees in any such case to deliver the collateral to Secured Party at a place to be designated by Secured Party. Any requirement of said Code of reasonable notification of the time and place of any public sale, or of the time after which any private sale or other intended disposition is to be made, shall be met by giving the Debtor at least 5 days prior written notice of any public sale, or the time after which any private sale or any other intended disposition is to be made. The Debtor shall be and remain liable for any deficiency remaining after applying the proceeds of disposition of the collateral first to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including the reasonable attorneys' fees and legal expenses incurred by Secured Party in connection therewith, and then to the satisfaction of the indebtedness secured hereunder. It is agreed that the sheriff of the county in which the collateral, or any part thereof, may be, on request of the Secured Party and delivery to such sheriff of a copy of this security agreement, may take possession of the collateral in case of default and sell the same in whole or in part as provided by law.

         9. Secured Party may, in the event of default by the Debtor in so doing, obtain insurance, pay taxes, liens or encumbrances, or order and pay for repairs, and all amounts expended by Secured Party shall, with interest thereon at 6% per annum, constitute indebtedness of the Debtor secured hereby and be payable forthwith; but no such act or expenditure by Secured Party shall relieve the Debtor from the consequence of such default.

         10. No warranties, express or implied, and no representations, promises or statements have been made be Secured Party unless endorsed hereon in writing. The Debtor hereby waives the benefit of any exemption or Homestead statutes now or hereafter in force. Any provision of this agreement prohibited by law of any state shall as to said state, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         11. This agreement and all rights and liabilities hereunder and in and to any and all collateral shall inure to the benefit of Secured Party and its successors and assigns, and shall be binding upon the Debtor and his, her, its or their heirs, legal representatives, successors and assigns. This agreement and all rights and obligations hereunder, including matters of construction,

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validity  and  performance  shall be governed by the laws of Montana.  All terms used herein which are defined in the Uniform Commercial Code of Montana shall have the same meaning herein as in the Code.

         Debtor acknowledges that this agreement is and shall be effective upon execution by the Debtor and delivery hereof to Secured Party and it shall not be necessary for Secured Party to execute any acceptance hereof or otherwise to signify or express its acceptance hereof.

         Executed by the Debtor, the   20th  day of   December        , 1990.

                                                     CENTENNIAL FOODS, INC.
Debtor

                                                     By: /s/ Ike Lynch


(Corporate  seal  and  attestation  by  secretary,   if  agreement  executed  by
   corporation.)



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                                   Exhibit "A"

                        Attachment to Security Agreement
              Centennial Foods, Inc./Montana Department of Commerce

ALL BUILDINGS, FIXTURES, MACHINERY, EQUIPMENT, ACCOUNTS RECEIVABLE AND INVENTORY, INCLUDING BUT NOT LIMITED TO: A MORTON 48' X 113' STEEL BUILDING, GRAIN STORAGE BIN, 50 H.P. HAMMER MILL, FIVE 50 BUSHEL GRAIN METERING BINS WITH AUGERS AND VIBRATORS, THIRTY 1280 GAL. STAINLESS BATCH TANKS, THREE 3000 GAL. BEER STORAGE TANKS, DISTILLATION TOWER SYSTEM, CONDENSER WASTE WATER STORAGE TANK, 6000 GAL. WET ALCOHOL STORAGE TANK, 2000 GAL. 195 PROOF TANK, 500 GAL. DENATURING FUEL TANK, 12,000 GAL. DENATURING ALCOHOL STORAGE TANK, 1000 GAL DRY ALCOHOL STORAGE TANK, PALL PNEUMATIC ALCOHOL DEHYDRATOR, SEWCO VIBRO-ENERGY SEPARATORS, 11' DIA. X 28' SWEETWATER TANK WITH PUMP, WORTHINGTON 15 H.P. AIR
COMPRESSOR, 5 H.P. AIR COMPRESSOR, TWO 59.7 BOILERS, 1200 ELECTRIC SUPPLY, NATURAL GAS SERVICE, WATER SUPPLY WITH 2 10 H.P. PUMPS, BOILER WATER TREATER, AS WELL AS ALL BUILDINGS, FIXTURES, MACHINERY, EQUIPMENT, ACCOUNTS RECEIVABLE, INVENTORY, AND SUBSTITUTIONS, REPLACEMENTS, ACCESSORIES, ATTACHMENTS, PARTS, ACCESSIONS AND REPAIRS NOW OR HEREAFTER ATTACHED OR AFFIXED TO OR USED IN CONNECTION WITH THE PLANT LOCATED ON THE PROPERTY DESCRIBED IN EXHIBIT "A" ATTACHED HERETO.

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                                   Exhibit "B"

                        Attachment to Security Agreement
              Centennial Foods, Inc./Montana Department of Commerce

All of Farm Unit No. 76, East Bench Irrigation District, according to the plat thereof on file in office of the County Clerk and Recorder of Beaverhead County, Montana, as amended February, 1967, and being more particularly described as follows:

         E1/2, Section 9,, Township 6 South, Range 7 West.

         NE1/4 NE1/4, Section 16, Township 6 South, Range 7 West.

         Parcel 3 - Section 9, Township 6 South, Range 7 West, described as follows: Beginning at the C1/4 corner of Section 9; thence S. 00 21' E. 1190.1 feet along the N-S mid-section line to Corner 1; thence N. 70 18' W. 407.8 feet to Corner 2; thence N. 15 24' W. 1095.6 feet to Corner 3, said corner being on the E-W mid-section line; thence S. 89 39' E. 668.0 feet along the E-W mid-section line to C1/4 corner, said corner being the point of beginning.

         Parcel 4 - Section 16, Township 6 South, Range 7 West, described as follows: Beginning at the East 1/16 corner common to Sections 16 to 9; thence S. 0 07' E. 1330.5 feet along the East 1/16 line to the NE 1/16 corner; thence N. 89 36' W. 731.9 feet along the North 1/16 line to Corner 1; thence N. 12 26' W. 629.6 feet to Corner 2; thence N. 67 21'
         E. 31.9 feet to Corner 3; thence N. 12 21' W. 31.9 feet to Corner 4, said corner being on the North section line; thence S. 89 35' E. 989.8 feet along the North section line to the East l/16 corner common to the Sections 16 and 9, the point of beginning.